Ex 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the statement on Form 10-K of Enigma-Bulwark Ltd., (formerly PearTrack Security Systems, Inc.) for the year ended December 31, 2016, of our report dated June 6, 2023, on our audit of the financial statements of Enigma-Bulwark Ltd, (formerly PearTrack Security Systems, Inc.) as of December 31, 2016, and for the year then ended, and the reference to us under the caption “Experts”.

/s/ Assurance Dimensions
Assurance Dimensions
Margate, Florida

June 6, 2023